EXHIBIT T3E(4)
                                                                 --------------


                                              NIBCO INC.
                                    CONSOLIDATED INCOME STATEMENT
                                            3rd Qtr, 2001
(Thousands)

                                                2001 3rd Qtr
                                                    Actual             To Plan            To Prior Yr.
-------------------------------------------------------------------------------------------------------
                    NET SALES                      100,221             (14,691)             (8,085)
-------------------------------------------------------------------------------------------------------

              Cost of goods sold                    73,048               7,363               4,683

-------------------------------------------------------------------------------------------------------
              MANUFACTURING MARGIN                  27,173              (7,328)             (3,402)
-------------------------------------------------------------------------------------------------------
                    % Net sales                       27.1%               -2.9%               -1.1%

              Distribution costs                     9,821               1,380               2,488
                    % Net sales                        9.8%               -0.1%                1.6%

                 Total SG & A                       11,090               1,582               1,319
                    % Net sales                       11.1%                0.0%                0.4%

-------------------------------------------------------------------------------------------------------
                 OPERATING INCOME                    6,262              (4,366)                405
-------------------------------------------------------------------------------------------------------
                    % Net sales                        6.2%               -3.0%                0.8%

            Other (income)/expense                    (708)              1,009               1,393
            Discontinued Operations                      0                   0                   0

-------------------------------------------------------------------------------------------------------
                     EBIT                            6,970              (3,357)              1,798
-------------------------------------------------------------------------------------------------------
                    % Net sales                        7.0%               -2.0%                2.2%

                 Net Interest                        1,097                (263)                107

-------------------------------------------------------------------------------------------------------
              INCOME BEFORE TAXES                    5,873              (3,620)              1,905
-------------------------------------------------------------------------------------------------------

                 Income taxes                        2,115               1,391                (707)
                  % Tax Rate                          36.0%                0.9%               -0.5%

-------------------------------------------------------------------------------------------------------
                  NET INCOME                        $3,758             ($2,229)             $1,198
-------------------------------------------------------------------------------------------------------
                    % Net sales                        3.7%               -1.5%                1.4%

             Depreciation Expense                    4,599                  (4)                (14)

-------------------------------------------------------------------------------------------------------
                    EBITDA                          11,569              (3,353)             (1,812)
-------------------------------------------------------------------------------------------------------

                                    CONSOLIDATED INCOME STATEMENT
                                         YTD September, 2001
(Thousands)

                                                YTD Sept. 2001
                                                       Actual             To Plan          To Prior Yr.

-------------------------------------------------------------------------------------------------------
                    NET SALES                          313,884             (32,482)            (19,856)
-------------------------------------------------------------------------------------------------------

              Cost of goods sold                       223,357              19,681              10,783

-------------------------------------------------------------------------------------------------------
              MANUFACTURING MARGIN                      90,527             (12,621)             (9,073)
-------------------------------------------------------------------------------------------------------
                    % Net sales                           28.8%               -0.9%               -1.0%

              Distribution costs                        30,584               3,176               5,659
                    % Net sales                            9.7%                0.0%                1.1%

                 Total SG & A                           34,620               3,803               4,073
                    % Net sales                           11.0%                0.1%                0.6%

-------------------------------------------------------------------------------------------------------
                 OPERATING INCOME                       25,323              (5,641)                660
-------------------------------------------------------------------------------------------------------
                    % Net sales                            8.1%               -0.9%                0.7%

            Other (income)/expense                       3,570                (907)              1,597
            Discontinued Operations                          0                   0                   0

-------------------------------------------------------------------------------------------------------
                     EBIT                               21,753              (6,548)              2,257
-------------------------------------------------------------------------------------------------------
                    % Net sales                            6.9%               -1.2%                1.1%

                 Net Interest                            3,582                (878)                (33)

-------------------------------------------------------------------------------------------------------
              INCOME BEFORE TAXES                       18,171              (7,426)              2,224
-------------------------------------------------------------------------------------------------------

                 Income taxes                            6,538               2,917              (1,001)
                  % Tax Rate                              36.0%                1.0%               -1.3%

-------------------------------------------------------------------------------------------------------
                  NET INCOME                           $11,633             ($4,510)             $1,222
-------------------------------------------------------------------------------------------------------
                    % Net sales                            3.7%               -1.0%                0.6%

             Depreciation Expense                       13,936                (151)               (134)

-------------------------------------------------------------------------------------------------------
                    EBITDA                              35,689              (6,398)              2,390
-------------------------------------------------------------------------------------------------------


                                                             NIBCO INC.
                                                     CONSOLIDATED BALANCE SHEET
                                                          TRENDED ACTUALS
                                                                                                                             Plan
($ - millions)                                3rd Qtr.        4th Qtr.        1st Qtr.       2nd Qtr.        3rd Qtr.        Sept.
                                                2000            2000            2001           2001            2001          2001

Cash                                            $0.9            $6.3           $1.1            $0.7          $18.9          $1.7

Accounts Receivable, Net                        67.2            69.2           73.5            81.2           72.1          64.7

FIFO Inventory                                  81.7            79.3           80.4            77.5           75.8          81.1
LIFO reserve                                   (27.8)          (29.3)         (28.9)          (27.6)         (26.8)        (28.3)
  LIFO inventory                                53.9            50.0           51.5            49.9           49.0          52.8

  Properties, net                              111.7           113.0          112.8           109.7          106.7         111.1

Other assets                                   $21.9           $21.6          $21.1           $21.2          $22.5         $20.0
                                     --------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Total Assets                                  $255.6          $260.1         $260.1          $262.7         $269.2        $250.2
=================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
   Total Current Liabilities                    54.5            67.5           49.0            61.0           75.3          54.7
---------------------------------------------------------------------------------------------------------------------------------

  Total debt                                    64.1            57.2           82.9            70.2           61.7          55.4

Deferred tax                                    16.1            16.0           16.0            16.0           16.0          16.1
                                     --------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Total Liabilities                              134.8           140.8          147.9           147.2          153.0         126.2
---------------------------------------------------------------------------------------------------------------------------------

  Total equity                                 120.8           119.3          112.1           115.4          116.2         124.0

---------------------------------------------------------------------------------------------------------------------------------
Total Liabilities/Equity                      $255.6          $260.1         $260.1          $262.7         $269.2        $250.2
=================================================================================================================================


                                                               NIBCO INC.
                                                      CONSOLIDATED BALANCE SHEET
                                                            TRENDED ACTUALS
                                                                                                                           Plan
($ - millions)                       3rd Qtr.          4th Qtr.          1st Qtr.          2nd Qtr.           3rd Qtr.     Sept.
                                      2000              2000              2001              2001               2001        2001
--------------------------------------------------------------------------------------------------------------------------------
# shares                                878               860               841               833                824         821
Book value per share                $137.64           $138.74           $133.31           $138.66            $141.06     $150.94
Fair market value per share         $274.72           $274.72           $267.29           $267.29            $278.42     $274.72
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Current Month DSO                      51.6              57.8              54.3              55.1               59.8        49.1
Inventory turns @ std. - YTD            3.9               3.8               3.6               3.8                3.8         4.1
--------------------------------------------------------------------------------------------------------------------------------

YTD-Annualized Returns
--------------------------------------------------------------------------------------------------------------------------------
Return on assets                        5.3%              5.4%              3.0%              6.1%               6.0%        8.5%
Return on equity                       11.4%             11.5%              6.9%             13.8%              13.5%       17.9%
RONA for IT                            11.4%             11.4%              7.2%             12.6%              12.7%       16.5%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
EVA -YTD ($)                           (2.2)             (2.7)             (2.0)              0.4                0.6         3.7
Break Even EBIT YTD                    22.9              30.3               7.5              14.1               20.8        22.4
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Current Ratio                          2.39              1.98              2.73              2.29               1.96        2.31
Total liab. less cash/equity          110.8%            112.7%            131.0%            127.0%             115.4%      100.5%
Debt/Last 12 Mos. EBITDA               1.46              1.29              1.94              1.56               1.32        1.04
--------------------------------------------------------------------------------------------------------------------------------

                                                                             NIBCO INC.
                                                                      CONSOLIDATED CASH FLOWS
                                                                          TRENDED QUARTERS
                                                                           September 2001

                 QUARTER                                                                            YEAR TO DATE
--------------------------------------------------                                        -----------------------------------------
 1st Qtr.       2nd Qtr.      3rd Qtr.        Plan                                           Actual           Plan
   2001           2001          2001        3rd Qtr.                                        Sep. 2001      Sep. 2001      Sep. 2000
 -------        --------      --------      --------                                        ---------      ---------      ---------
  $1,919        $5,956        $3,758        5,987                 Net Income                $11,633         16,143        10,410
   4,665         4,672         4,599        4,595        Depreciation & Amortization         13,936         13,785        13,802
       2             0            24            0        (Gain)/Loss on sale of PP&E             26              0            75
                                                           (Increase) decrease in:
  (4,323)       (7,706)        9,102        5,510             Accounts receivable            (2,926)        (1,989)       (8,708)
  (1,464)        1,596           915         (914)                 Inventory                  1,047           (439)        2,318
     409           (46)       (1,323)         389                 Other assets                 (962)         1,231        (2,048)
                                                           Increase (decrease) in:
 (18,516)       11,974        14,328        1,604            Current Liabilities              7,787           (842)       (8,323)
--------------------------------------------------                                        ---------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
 (17,308)       16,446        31,403       17,171     Net cash from (used in) operations     30,541         27,889         7,526
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
  (4,425)       (1,443)       (1,560)      (3,710)    Net cash from (used in) investing      (7,428)       (12,641)       (9,660)
---------------------------------------------------------------------------------------------------------------------------------

  25,716       (12,647)       (8,541)     (11,851)         (Decrease) increase debt           4,527         (3,597)      (10,265)
                                                            Sales (purchases) of:
  (8,813)       (2,405)       (2,404)      (1,122)        Trs. Shares/Stk. Opt./APIC        (13,622)       (10,782)       (4,323)
    (351)         (350)         (346)        (335)            Dividend, Declared             (1,047)        (1,039)       (1,117)
      (4)          (57)         (338)          (2)                  Other                      (398)             0           511
--------------------------------------------------                                        ---------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
  16,548       (15,460)      (11,629)     (13,310)    Net cash from (used in) financing     (10,541)       (15,418)      (15,194)
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
  (5,185)         (457)       18,214          151        Increase (decrease) in cash         12,572           (170)      (17,328)
=================================================================================================================================